Exhibit 10.3

[FORM OF]

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this [•] day of [•], 2013 (the “Effective Date”) by and between RE/MAX Holdings, Inc., a Delaware corporation (the “Company”), and [•] (the “Indemnitee”).

WHEREAS, the Company believes it is essential to retain and attract qualified directors and officers;

WHEREAS, the Indemnitee [is][has agreed to serve as] [a director][an officer][a director and officer] of the Company;

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), allows, and the Company’s Amended and Restated Bylaws (the “Bylaws”) require, the Company to indemnify and advance expenses to its directors and officers to the extent permitted by the DGCL (as hereinafter defined);

[WHEREAS, the Indemnitee has been serving and intends to continue serving as a director and/or officer of the Company in part in reliance on the indemnification provisions of the Certificate of Incorporation and Bylaws; and][OMIT FOR NEW DIRECTORS/OFFICERS]

[WHEREAS, the Indemnitee is relying upon the rights afforded under this Agreement in accepting the Indemnitee’s position as a director, officer or employee of the Company; and][OMIT FOR EXISTING DIRECTORS/OFFICERS]

WHEREAS, in recognition of the Indemnitee’s need for (a) substantial protection against personal liability based on the Indemnitee’s reliance on the Certificate of Incorporation, the Bylaws and the rights afforded under this Agreement, and (b) an inducement [to continue] to provide effective services to the Company as a director and/or officer thereof, the Company wishes to provide for the indemnification of the Indemnitee and to advance expenses to the Indemnitee to the fullest extent permitted by law, subject to certain exceptions contained in this Agreement, and, to the extent insurance is maintained by the Company, to provide for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the premises contained herein and of the Indemnitee [continuing][agreeing] to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions.

(a) A “Change in Control” shall be deemed to have occurred if:

(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), hereafter becomes the “beneficial owner,” as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company representing 20% or more of the total combined voting power represented by the Company’s then outstanding Voting Securities, other than (1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (2) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (3) any current beneficial stockholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, that, as of the Effective Date, is the beneficial owner, within the meaning of Rule 13d-3 of the Exchange Act, of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company’s Board of Directors (the “Board”) and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into or exchanged for Voting Securities of the surviving entity or its ultimate parent) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity (or its ultimate parent) outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole.

(b) “DGCL” shall mean the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted; provided, however, that, to the fullest extent permitted by law, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader rights to indemnification and advancement of expenses than were permitted prior thereto.

(c) “Expense” shall mean attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding relating to or arising out of any Indemnifiable Event. The parties agree that, to the fullest extent permitted by law, for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being prudent and appropriate in the good faith judgment of such counsel shall be presumed conclusively to be reasonable Expenses. To the fullest extent permitted by law, the Company agrees that, in any proceeding for an advancement of Expenses, it will not assert or make any claim that any Expenses (including without limitation attorneys’ fees and expert witness or consultant fees) incurred by or on behalf of Indemnitee are not reasonable if counsel for Indemnitee certifies by affidavit his or her belief that such Expenses were prudent and appropriate in the good faith judgment of such counsel; provided that, following the final disposition of the Proceeding for which Expenses are advanced, the Company may seek to recover any Expenses that it establishes are not reasonable in an action brought to enforce the undertaking granted by Indemnitee pursuant to Section 3. The term “Expenses” shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement.

(d) “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to, on or after the execution of this Agreement, related to or arising out of the fact that the Indemnitee is or was a director or officer of the Company or its subsidiaries, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or related to or arising out of anything done or not done by the Indemnitee in any such capacity.

(e) “Potential Change in Control” shall be deemed to occur if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; (iii) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his or her beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(f) “Proceeding” shall mean any threatened, pending or completed action, suit, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative, arbitrative, investigative or otherwise and/or any inquiry or investigation, whether formal or informal, conducted by the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action; provided however that the term “Proceeding” shall not include any action, suit or proceeding to enforce the Indemnitee’s rights under this Agreement, including as provided for in Section 6 of this Agreement.

(g) “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board or any other person or body appointed by the Board (including the special independent counsel referred to in Section 7 hereof) who is not a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification.

(h) “Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.

2. Indemnification. In the event the Indemnitee was or is a party to, or is threatened to be made a party to, or is involved (as a party, witness, or otherwise) in any Proceeding by reason of (or arising in part out of) an Indemnifiable Event, whether the basis of the Proceeding is the Indemnitee’s alleged action in an official capacity as a director or officer of the Company or any of its subsidiaries or in any other capacity while serving as a director or officer of the Company or any of its subsidiaries, the Company shall indemnify the Indemnitee to the fullest extent permitted by the DGCL and subject to any exceptions contained in this Agreement, against any and all Expenses, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement) (collectively, “Liabilities”) reasonably incurred or suffered by such person in connection with such Proceeding. “Liabilities” shall include any liability of the lawful spouse (whether such status is derived by reason of the statutory law, common law or otherwise of any applicable jurisdiction) of the Indemnitee arising out of that person’s capacity as the spouse of the Indemnitee in connection with an Indemnifiable Event, including, without limitation, liability for damages recoverable from marital community property, property jointly held by the Indemnitee and the spouse or property transferred from the Indemnitee to the spouse. The Company shall provide indemnification pursuant to this Section 2 as soon as practicable, but in no event later than 60 calendar days after it receives written demand from the Indemnitee. Notwithstanding the foregoing, the Company shall only indemnify an Indemnitee that acted in good faith and in a manner reasonably believed to be in or not opposed to the Company’s best interests, and, with respect to any criminal action or proceeding, such Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

3. Advancement of Expenses. The Company shall advance Expenses to the Indemnitee within 20 calendar days of a written request therefor (which shall include invoices received by the Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause the Indemnitee to waive any privilege accorded by applicable law shall not be included with such invoices) (an “Expense Advance”); provided, however, that the Company shall make such advances only to the extent permitted by law. The Indemnitee shall qualify for Expense Advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent required by law to repay the Expense Advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that the Indemnitee is not entitled to be indemnified by the Company. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. Expense Advances shall be unsecured and interest free. Expense Advances shall be made without regard to the Indemnitee’s ability to repay the Expenses and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

4. Limits on Indemnification and Advancement. Notwithstanding anything in this Agreement to the contrary and except for the rights to indemnification provided in Section 6 hereof, the Indemnitee shall not be entitled, pursuant to this Agreement, (a) to indemnification or advancement for claims initiated or brought by the Indemnitee (including Expenses incurred by Indemnitee in defending any affirmative defenses or counterclaims brought or made in connection with a claim initiated by Indemnitee), except (i) if the Board has approved the initiation or bringing of such claim, or (ii) as otherwise required under Delaware law, or (b) to indemnification on account of any suit in which judgment is rendered against the Indemnitee pursuant to Section 16(b) of the Exchange Act for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company. For the avoidance of doubt, the Indemnitee shall not be deemed, for purposes of this Section, to have initiated or brought any claim by reason of (1) having asserted any affirmative defenses in connection with a claim not initiated by the Indemnitee or (2) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by the Indemnitee.

5. Review Procedure for Indemnification. Notwithstanding the foregoing, the obligations of the Company under Section 2 hereof shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 7 hereof is involved) that the Indemnitee would not be permitted to be indemnified under applicable law or this Agreement,; provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 6 hereof to secure a determination that the Indemnitee should be indemnified under applicable law and this Agreement, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or have lapsed) is made that the Indemnitee would not be permitted to be indemnified under applicable law or this Agreement. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been such a Change in Control, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, the Reviewing Party shall be the special independent counsel referred to in Section 7 hereof. Indemnitee shall cooperate with the Reviewing Party making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. To the fullest extent permitted by law, any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Reviewing Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. Subject to Section 6, any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee; provided, however, that such determination shall not be binding on the Company if the Indemnitee made any misstatement of material fact, or any omission of a material fact necessary to make the Indemnitee’s statements not materially misleading, in connection with the Indemnitee’s written demand or request for indemnification or advancement or the Reviewing Party’s consideration thereof.

6. Enforcement of Indemnification Rights. If (a) the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified in whole or in part under applicable law or this Agreement, (b) the Indemnitee has not otherwise been paid in full pursuant to Section 2 hereof within 60 calendar days of the Company’s receipt of Indemnitee’s written request for indemnification, or (c) Indemnitee has not been provided Expense Advances pursuant to Section 3 hereof within 20 calendar days after a written request therefor has been received by the Company, then the Indemnitee shall have the right to commence litigation in the Delaware Court of Chancery (an “Enforcement Proceeding”) and, if successful in whole or in part, the Indemnitee shall, to the fullest extent permitted by law, be entitled to be paid any and all expenses (including without limitation attorneys’ fees and other costs and expenses) in connection with such Enforcement Proceeding. The Company hereby consents to service of process for such Enforcement Proceeding and to appear in any such Enforcement Proceeding. Neither the failure of the Reviewing Party to have made a determination prior to the commencement of an Enforcement Proceeding that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Reviewing Party that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or for the Company to recover such advancement of Expenses, under this Section 6 or otherwise, shall be on the Company. To the fullest extent permitted by law, the Company shall be precluded from asserting in any Proceeding that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement. Failure by the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to the Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy the Indemnitee may have at law or in equity with respect to a breach of this Agreement, the Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

7. Change in Control. The Company agrees that if there is a Change in Control of the Company, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, then with respect to selecting a Reviewing Party to make the determinations of a Reviewing Party contemplated hereby, the Company shall select as a Reviewing Party independent special counsel who shall not have otherwise performed services for the Company or the Indemnitee (or any other party to the Proceeding giving rise to the claim for indemnification or advancement), other than in connection with matters concerning the Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements, within the last five years. Such independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees and expenses of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special independent counsel pursuant to this Agreement.

8. Establishment of Trust. In the event of a Potential Change in Control, the Company shall, upon written request by the Indemnitee, create a trust (the “Trust”) for the benefit of the Indemnitee, and from time to time upon written request of the Indemnitee shall fund such Trust, to the extent permitted by law, in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Proceeding relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Proceedings relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party after taking into account directors’ and officers’ liability insurance maintained by the Company, in any case in which the special independent counsel referred to in Section 7 hereof is involved. The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee of the Trust (the “Trustee”) shall advance, within 20 calendar days of a request by the Indemnitee, any and all Expenses to the Indemnitee, to the extent permitted by law, (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 3 hereof), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be a bank or trust company or other individual or entity chosen by the Indemnitee and acceptable to and approved of by the Company. Nothing in this Section 8 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the establishment or maintenance of the Trust.

9. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection with such claim, issue or matter.

10. Non-exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Company’s Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

11. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company or any of its subsidiaries, depending on the Indemnitee’s position therewith, and the Company shall use commercially reasonable efforts to maintain such coverage in effect in accordance with its terms. In all policies providing such insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors. The Company shall give prompt notice of the commencement of any Proceeding to the insurers in accordance with the procedures set forth in the respective policies and shall thereafter take all necessary actions to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

12. Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement (a) for any amounts paid in settlement of any action or claim effected without the Company’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

13. Presumptions. Upon submitting a written request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Proceeding, action, suit or claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not (a) create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

14. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted with respect to any dispute arising out of this Agreement by or on behalf of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

15. Consent and Waiver by Third Parties. The Indemnitee hereby represents and warrants that he or she has obtained all waivers and/or consents from third parties which are necessary to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Indemnitee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his or her obligations hereunder or prevent the full performance of his or her duties and obligations hereunder.

16. Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

17. Primacy of Indemnification. The Company hereby acknowledges that Indemnitee has, or may from time to time have, certain rights to indemnification, advancement of Expenses and/or insurance that are either (1) provided by a fund or other entity with which Indemnitee is associated or its affiliates (“Fund Indemnitors”) or (2) pursuant to insurance obtained on Indemnitee’s own behalf (“Individual Insurance,” and together with the obligations of Fund Indemnitors, the “Other Arrangements”). The Company hereby agrees (i) that the Company will not assert in any litigation between the Company and Indemnitee that the Company’s obligations under this Agreement are not primary relative to the Other Arrangements, or that any obligation of the providers of the Other Arrangements to advance Expenses or to provide indemnification for the same Expenses, judgments, penalties, fines, other monetary remedies, amounts paid in settlement, incurred by Indemnitee or on Indemnitee’s behalf are not secondary, (ii) that the Company shall be required to advance the full amount of Expenses (subject to the provisions concerning advancement of Expenses set forth in this Agreement) incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines, other monetary remedies, amounts paid in settlement, relative to the Other Arrangements, or as may be required by the terms of this Agreement, the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have under the Other Arrangements, and (iii) that with respect to the Company’s obligations to advance Expenses and indemnify Indemnitee by reason of Indemnitee’s service as an officer or director of the Company, the Company irrevocably waives, relinquishes and releases the providers of the Other Arrangements from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the providers of the Other Arrangements on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and to the extent consistent with the terms of the Other Arrangements the providers of the Other Arrangements shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. Nothing in this Agreement shall be deemed to prevent the Company from taking any action necessary to require its own insurer(s) to provide coverage to the Company or its officers or directors (including Indemnitee), including causing any person (including a provider of Other Arrangements) to be named as a party to a declaratory judgment action brought to obtain such relief. The Company and the Indemnitee agree that providers of Other Arrangements are express third party beneficiaries of the terms of this Section.

18. Subrogation; Attorneys’ Fees. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. In addition to paragraph 6 of this Agreement, if any proceeding is commenced related to or arising out of this Agreement, any prevailing party shall, to the fullest extent permitted by law, be entitled to have their Expenses in connection with such proceeding paid by the non-prevailing party.

19. No Duplication of Payments. Subject to Section 17, the Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, charter, bylaw, vote, agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

20. Services to the Company. Indemnitee agrees to serve as a [director/officer] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any other entity) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a [director/officer] of the Company.

21. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company’s request.

22. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

23. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

26. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transactions.

27. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

RE/MAX Holdings, Inc.

5075 South Syracuse Street

Denver, Colorado 80237

Attention: [Chief Financial Officer]

and to the Indemnitee at:

Notice of change of address shall be effective only when done in accordance with this Section 26. All notices complying with this Section 26 shall be deemed to have been received on the date of delivery or on the third business day after mailing.

27 Duration. This Agreement shall continue until and terminate upon the later of: (a) ten years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 6.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first set forth above.

THE COMPANY:

RE/MAX HOLDINGS, INC.

By:
Name:
Title:

INDEMNITEE:

Signature

Print Name:

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